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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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Powell Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWELL INDUSTRIES, INC.

8550 Mosley Drive
Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held March 31, 2006

To the Stockholders of Powell Industries, Inc.:

      Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, March 31, 2006 at 11:00 a.m., Houston time, for the following purposes:

1.	To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2009; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The stock transfer books will not be closed. Stockholders of record as of the close of business on February 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

      You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ THOMAS W. POWELL

Thomas W. Powell Chairman and Chief Executive Officer

Houston, Texas

February 15, 2006

POWELL INDUSTRIES, INC.

8550 Mosley Drive
Houston, Texas 77075

PROXY STATEMENT

February 15, 2006

Annual Meeting of Stockholders

March 31, 2006

SOLICITATION AND VOTING RIGHTS

      The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, March 31, 2006 at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Drive, in Houston, Texas 77075, or at any adjournment thereof.

      This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders and Form 10-K for the year ended October 31, 2005, including consolidated financial statements, will be mailed to stockholders on or about February 17, 2006. The Board of Directors of the Company has fixed February 10, 2006, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of February 10, 2006, there were 10,859,646 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or “broker non-votes” are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

      The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2009 will be elected as directors of the Company, class of 2009. Thus, abstentions and broker non-votes will have no effect on the election of directors.

      The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

      In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

      All costs of preparing, printing, assembling, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The terms of three directors expire in 2006 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Nominating Committee has nominated James F. Clark, Stephen W. Seale, Jr. and Robert C. Tranchon for election as directors with terms to expire in 2009. Mr. Clark, Mr. Seale and Mr. Tranchon currently serve as directors of the Company with terms expiring in 2006. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

COMMON STOCK OWNED BY
PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table sets forth as of February 10, 2006 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock:

	Amount and Nature
Name and Address	of Beneficial
of Beneficial Owner	Ownership		Percent of Class

Thomas W. Powell	3,040,061	(1)	28.0%
PO Box 12818 Houston, Texas 77217
Royce & Associates, L.L.C.	1,305,800	(2)	12.0%
1414 Avenue of the Americas New York, New York 10019
Bonnie L. Powell	828,469	(3)	7.6%
PO Box 112 Warda, Texas 78960
Wellington Management Company, L.L.P.	646,400	(4)	6.0%
75 State Street Boston, Massachusetts 02109
Van Den Berg Management	629,116	(5)	5.8%
805 Las Cimas Parkway Austin, Texas 78746
Nationwide Trust Company, FSB	575,021	(6)	5.3%
Trustee of the Powell Industries, Inc. Employee Stock Ownership Trust PO Box 1412 Austin, Texas 78767

(1)	Mr. Powell has sole voting power and sole investment power with respect to 2,747,562 of such shares, of which 579,650 are held directly, 78,720 are held by Mr. Powell’s IRA, 1,990,292 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell and 98,900 are shares subject to stock options which are exercisable within 60 days of February 10, 2006 by Mr. Powell. Also includes 281,360 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt. Also includes 3,321 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (6) to this table) and 818 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Also includes 7,000 shares of restricted stock issued in connection with the exercise of options by Mr. Powell that are subject to forfeiture if the related option shares are not held for five years or if he leaves employment of the Company, other than for retirement, within five years after receiving the shares. Mr. Powell has sole voting rights but no investment power with respect to such restricted stock.

(2)	The shares set forth in the table reflect the number of shares owned on December 31, 2005, based on a Schedule 13F dated February 7, 2006 filed by Royce & Associates, LLC. Royce & Associates, LLC owned beneficially 1,305,800 shares of the Common Stock of the Company.

(3)	The shares set forth in the table reflect the number of shares owned on January 31, 2004, based on a Schedule 13G dated February 12, 2004, filed by Bonnie L. Powell. Bonnie L. Powell owned beneficially 828,469 shares with shared dispositive power and shared voting power as to 345,500 of such shares.

(4)	The shares set forth in the table reflect the number of shares owned on September 30, 2005, based on a Schedule 13F dated November 14, 2005, filed by Wellington Management Company, LLP. Wellington Management Company, LLP owned beneficially 646,400 shares with shared dispositive power over all such shares and shared voting power as to 200,000 of such shares and no voting power as to 310,500 shares.

(5)	The shares set forth in the table reflect the number of shares owned on December 31, 2005, based on a Schedule 13G dated January 9, 2006, filed by Van Den Berg Management. Van Den Berg Management owned beneficially 629,116 shares of the Common Stock of the Company.

(6)	The shares set forth in the table reflect the number of shares owned on December 31, 2005, based on a Schedule 13G dated February 3, 2006 filed by Nationwide Trust Company, FSB. Nationwide Trust Company, as Trustee for the Powell Industries, Inc. Employee Stock Ownership Trust (the “ESOP”), as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Company, votes and disposes of shares not allocated to the accounts of participants, and votes allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of December 31, 2005, approximately 374,005 of the shares held by the ESOP were allocated to the accounts of participants.
      The following table sets forth, as of February 10, 2006, the number of shares of Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

Joseph L. Becherer	13,000	(2)	*
Eugene L. Butler	13,500	(3)	*
James F. Clark	11,000	(3)	*
Milburn E. Honeycutt	0		*
Don R. Madison	17,142	(4)	*
Thomas W. Powell	3,040,061	(5)	28.0%
Mark W. Reid	3,000	(6)	*
Stephen W. Seale, Jr.	20,514	(3)	*
Robert C. Tranchon	12,100	(3)	*
Ronald J. Wolny	25,033	(7)	*
All Executive Officers and Directors as a group (10 persons)	3,155,350		29.1%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)	Includes 10,000 shares subject to stock options which are exercisable within 60 days of February 10, 2006.

(3)	Includes 8,000 shares subject to stock options which are exercisable within 60 days of February 10, 2006.

(4)	Includes 342 shares allocated to Mr. Madison’s account in the ESOP (see footnote (6) to the preceding table) and 16,800 shares subject to stock options which are exercisable within 60 days of February 10, 2006.

(5)	See footnote (1) to the preceding table.

(6)	Includes 3,000 shares subject to stock options which are exercisable within 60 days of February 10, 2006.

(7)	Includes 8,883 shares subject to stock options which are exercisable within 60 days of February 10, 2006.

INFORMATION ABOUT THE BOARD OF DIRECTORS
      The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation, and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

		Principal Occupation for Past Five		Director	Term
Name	Age	Years(1)	Offices Held With Company	Since	Expires

Eugene L. Butler	64	Managing Director, CapSource Financial since 2005; Chairman of the Board, Intercoastal Terminal from 1991 to 2005	Director	1990	2008
Ronald J. Wolny	66	Vice President, Fluor Daniel, Inc. until his retirement in January 2003	Director	2001	2008
Thomas W. Powell	65	Chairman of the Board, President and Chief Executive Officer of the Company since November 1984	Director, Chairman of the Board, President and Chief Executive Officer(2)	1984	2007
Joseph L. Becherer	63	Senior Vice President, Eaton Corporation from September 1995 until his retirement in October 1997	Director	1997	2007
Stephen W. Seale, Jr.	66	Consultant, Professional Engineer	Director	1985	2006
Robert C. Tranchon	65	President and CEO, Reveille Technology since 1995; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997 to 2000	Director	2000	2006
James F. Clark	59	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001	2006

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Powell also serves as a director of each subsidiary of the Company.
      Only the directors who are not employees of the Company or any of its subsidiaries or affiliates, are entitled to receive a fee, plus reimbursement of out-of-pocket expenses for their services as directors. Under the Company’s standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $2,500 and a fee of $2,000 for each board meeting attended. Members of the audit committee other than the chairman receive a fee of $1,200 for each committee meeting attended. Members of all other committees receive a fee of $800 for each committee meeting attended. The audit committee chairman receives a fee of $2,500 for each committee meeting attended. All other committee chairmen receive a fee of $1,250 for each committee meeting attended.

      In 1993, the Company adopted the Powell Industries, Inc. Directors’ Fee Program which permits directors to defer receipt of the directors’ fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

      The Stockholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which superseded the 2000 Non-Employee Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan is 100,000 shares. The Plan is administered by the Compensation Committee. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. No options to acquire shares of the Company’s common stock were issued this year. The Compensation Committee plans to terminate the Non-Employee Director Stock Option Plan after all outstanding options granted under it have been exercised or have expired.

      The Stockholders voted at the April 15, 2005 meeting to approve the Non-Employee Director Restricted Stock Plan. The total number of shares of Common Stock reserved under the plan is 150,000 shares. The Plan is administered by the Compensation Committee. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. In accordance with the terms of the Plan, 2,000 restricted shares of the Company’s Common Stock have been issued to each of the non-employee directors.

      Four meetings of the Board of Directors were held in the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served. It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on April 15, 2005, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Nominating Committee

      The Board of Directors has a standing Nominating Committee comprised of Eugene L. Butler, James F. Clark and Ronald J. Wolny. The current members of the Nominating Committee are “independent” as that term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Nominating Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and appoints candidates to fill any vacancy on the Board. The Nominating Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating Committee also recom-

mends to the Board of Directors a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. During the fiscal year 2005, the Committee held two meetings. A copy of the Nominating Committee Charter is available on the Company’s website, www.powellind.com, under the section entitled “Investor Relations.”

      The Nominating Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, TX 77075 and should be accompanied by the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

      The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

      Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds, and views and to complement the Board’s existing strengths. The Nominating Committee initiates the process for identifying and evaluating nominees to the Board of Directors by preparing a slate of candidates who meet the criteria for selection as a nominee and have any specific qualities or skills being sought based on input from members of the Board. The Committee may, to the extent it deems appropriate, engage a third-party search firm and other advisors.

      The Nominating Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified nominees. The Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not yet received a stockholder recommendation for a nominee for director. The Nominating Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term.

NOMINATING COMMITTEE REPORT

      The Nominating Committee, upon its own recommendation and approval of the independent members of the Board of Directors, recommended that the Board nominate James F. Clark, Stephen W. Seale, Jr. and

Robert C. Tranchon for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2009 and has otherwise satisfied its responsibilities under its charter.

      The Nominating Committee of the Board of Directors,

Ronald J. Wolny, Chairman
Eugene L. Butler
James F. Clark

Audit Committee

      The Board of Directors has a standing Audit Committee comprised of Eugene L. Butler, Stephen W. Seale, Jr. and Robert C. Tranchon. The Board of Directors has determined that Mr. Butler is an independent director and qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee, which held six meetings during the fiscal year 2005, has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors, and management as their duties relate to financial accounting, reporting and controls. The current members of the Audit Committee are “independent” as that term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules and also meet the Securities and Exchange Commission’s requirements for audit committee member independence. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2005. A copy of the Audit Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations” and was also included as Appendix E to the Company’s proxy statement filed on January 16, 2004 relating to its 2004 stockholders’ meeting.

AUDIT COMMITTEE REPORT

      The Audit Committee is currently comprised of three directors who are independent, as defined by the standards of the NASDAQ Stock Market. The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. The Audit Committee Charter was filed in the proxy statement for the 2004 annual meeting of stockholders.

      The Audit Committee met six times during the year ended October 31, 2005. The Audit Committee reviewed with management and the Independent Registered Public Accounting Firm, the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2005 prior to their being filed with the Commission and reviewed in a meeting held in fiscal 2006 the financial information for the fiscal quarter and year ended October 31, 2005, as filed with the Company’s Form 10-K for the year ended October 31, 2005.

      The Independent Registered Public Accounting Firm provided the Audit Committee with a written statement describing all the relationships between itself and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the Independent Registered Public Accounting Firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

      The Audit Committee discussed and reviewed with the Independent Registered Public Accounting Firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      With and without management present, the Audit Committee discussed and reviewed the results of the Independent Registered Public Accounting Firm’s examination of the Company’s October 31, 2005 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

      The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended October 31, 2005, and discussed them with management and the Independent Registered Public Accounting Firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 for filing with the Commission.

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Audit Committee of the Board of Directors,

Eugene L. Butler, Chairman
Stephen W. Seale, Jr.
Robert C. Tranchon

Compensation Committee

      The Board of Directors has a standing Compensation Committee comprised of Joseph L. Becherer, Ronald J. Wolny and Robert C. Tranchon. The current members of the Compensation Committee are “independent” as that term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Compensation Committee, which held three meetings during the fiscal year 2005, provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Company’s Stock Option Plan, Directors’ Fee Program, Incentive Compensation Plan, Non-Employee Director Stock Option Plan and Non-Employee Director Restricted Stock Plan.

Code of Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, www.powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075.
EXECUTIVE OFFICERS
      The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Since	Position

Mark W. Reid(1)	46	2004	Executive Vice President of Company
Don R. Madison(2)	48	2001	Vice President and Chief Financial Officer of Company
Milburn E. Honeycutt (3)	42	2005	Vice President and Controller of Company

(1)	Mr. Reid was elected Executive Vice President of the Company by the Board of Directors at its September 10, 2004 meeting which election became effective on that date. For more than five years prior to joining the Company, Mr. Reid served in several capacities with ABB, Inc. including Group Vice President.

(2)	Mr. Madison was elected Vice President and Chief Financial Officer of the Company by the Board of Directors at its September 7, 2001 meeting which election became effective on October 1, 2001. For more than five years prior to joining the Company, Mr. Madison served in several capacities with ABB, Inc. including Vice President of Finance.

(3)	Mr. Honeycutt was elected Vice President of the Company by the Board of Directors at its April 15, 2005 meeting which election became effective on that date. From October 2003 through April 2005, Mr. Honeycutt served as Vice President and Controller of Synagro Technologies, Inc. Prior to that, Mr. Honeycutt served in several capacities with Comfort Systems USA, Inc. including Senior Vice President of Finance, Operations, and Corporate Controller. Mr. Honeycutt joined Comfort Systems USA in June 1997.

EXECUTIVE COMPENSATION
      The following table sets forth certain information for the Company’s three fiscal years ending October 31, 2005 concerning the compensation of the Chief Executive Officer of the Company, and of the Company’s most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000.
Summary Compensation Table

				Long Term
		Annual Compensation		Compensation Awards

(a)	(b)	(c)	(d)	(e)	(f)
				Restricted	Securities	(g)
				Stock	Underlying	All Other
				Awards	Options	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	(#)(1)	(#)	($)(2)

Thomas W. Powell	2005	412,692	120,000	—	44,000	137,999	(3)
President and Chief Executive	2004	371,408	88,800	—	—	60,126	(3)
Officer of the Company	2003	370,000	—	—	44,000	78,729	(3)
Mark W. Reid(4)	2005	189,231	32,500	—	22,000	15,819
Executive Vice President	2004	20,769	30,000	—	15,000	1,500
of the Company
Don R. Madison	2005	212,123	67,500	—	22,000	16,000
Vice President, Chief Financial	2004	190,750	40,000	—	—	16,655
Officer, Secretary and	2003	182,000	—	—	22,000	15,957
Treasurer of the Company
Milburn Honeycutt(5)	2005	69,618	30,000	—	7,500	—
Vice President and
Controller of the Company

(1)	As of October 31, 2005, the aggregate number of shares of restricted stock held by named executive officers of the Company was 13,000, and the value of such shares as of such date was $272,610. These officers have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such awards were made to these officers in connection with their exercise of stock options granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2)	The amounts in this column include contributions matched by the Company for the Employees Incentive Savings Plan (401(k) plan), estate planning and automobile allowance.

(3)	In addition to the items noted above, with respect to Mr. Powell, the amounts in this column also include $19,994 for all years for premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

(4)	Mr. Reid was elected Executive Vice President of the Company by the Board of Directors at its September 10, 2004 meeting.

(5)	Mr. Honeycutt was elected Vice President and Controller of the Company by the Board of Directors at its April 15, 2005 meeting.
Option Grants in Last Fiscal Year

					Potential Realized Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for Option
	Individual Grants				Term

(a)		(c)	(d)	(e)	(f)	(g)
	(b)	% of Total
	Number of	Options
	Underlying	Granted to
	Options	Employees	Exercise
	Granted	in Fiscal	Price	Expiration
Name	(#)(1)	Year	($/Sh)	Date	5% ($)	10% ($)

Thomas W. Powell	44,000	16%	$18.44	6/24/2012	$330,305	$769,751
Mark W. Reid	22,000	8%	$18.44	6/24/2012	$165,152	$384,876
Don R. Madison	22,000	8%	$18.44	6/24/2012	$165,152	$384,876
Milburn E. Honeycutt	7,500	3%	$18.44	6/24/2012	$56,302	$131,208

(1)	Options granted have an expiration date of seven years from the grant date and vest in increments of 20% per year over a five-year period.
Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

Number of
			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options	In-the-Money Options at
	Acquired on	Value	at October 31, 2005 (#)	October 31, 2005 ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Thomas W. Powell	—	—	98,900/78,900	799,223/ 292,808
Mark W. Reid	—	—	3,000/34,000	14,010/ 111,700
Don R. Madison	—	—	16,800/37,200	51,656/ 133,144
Milburn Honeycutt	—	—	0/7,500	—/ 18,975
      Messrs. Powell and Madison are covered by the Company’s Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer’s current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company’s then current Incentive Compensation Plan, plus (3) continuation of medical, dental and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.
      Thomas W. Powell is covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then

$75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell’s employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

Equity Compensation Plan Information

      The following table summarizes information about the Company’s equity compensation plans as of October 31, 2005. All outstanding awards relate to the Company’s common stock.

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	907,790	$16.37	653,629
Equity compensation plans not approved by security holders(1)	—	—	—
Total	907,790	$16.37	653,629

(1)	In 1993, the Company adopted the Powell Industries, Inc. Directors’ Fee Program (the “Program”). Under the Program, directors may defer receipt of the directors’ fees and have such fees allocated to a shadow account as if they were invested in the Company’s common stock based on the fair market value on the date the fees are payable. Upon expiration of the deferral period elected by the director, or upon death, the shares held in his shadow stock account are distributed, along with any distributions on the Common Stock that were credited to the shadow stock account. As of October 31, 2005, a total of 2,897 shares of Common Stock were held in shadow stock accounts for the directors. The program was not approved by the Company’s stockholders.

Compensation Committee Interlocks and Insider Participation

      During the last fiscal year of the Company, Messrs. Becherer, Tranchon and Wolny served on the Compensation Committee of the Board of Directors of the Company. None of them has ever served as an officer or employee of the Company or any of its subsidiaries. Also during the last fiscal year, no executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity, one of whose executive officers served on the Company’s Board of Directors.

Compensation Committee Report On Executive Compensation

      The Compensation Committee (the “Committee”) of your Board of Directors is pleased to present to the stockholders its annual report on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each major component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other executives were determined for the fiscal year ended October 31, 2005.

      The Compensation Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each subcomponent plan under which officers or directors are eligible to participate. The Compensation Committee also administers the Company’s Stock Option Plan, Directors’ Fee Program, Incentive Compensation Plan, Non-Employee Director Stock Option Plan, and Non-Employee Director Restricted Stock Plan of the Company.

Executive Compensation Philosophy

      The philosophy of the Committee is that the Company’s executive compensation program should be an effective tool for fostering the creation of stockholder value. The following objectives guide the Committee in its deliberations:

•	Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

•	Assure a strong relationship between the performance results of the Company and the total compensation received.

•	In connection with the above, encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

•	Balance both annual and longer performance objectives of the Company.

•	Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

      In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer-term stock based grants and awards.

      Comparisons are made and surveys taken periodically to determine competitive compensation levels and practices for certain benchmark positions in the Company. Such analysis covers a broad group of manufacturing companies and the results are adjusted for differences in factors such as company size and position responsibilities. This comparison group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Other comparative information from national survey databases, proxy statement disclosures and general trend data provided by compensation consultants is also considered.

      Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the average market compensation when the Company meets target levels equal to approximately recent historical Company performance (subject to certain minimum target levels), and will exceed the average market compensation when performance exceeds targets. However, changes in the mission and strategy of the Company or certain of its subsidiaries as well as projected profit and growth are also important considerations in the calibration of the Company’s total executive compensation program.

      The Internal Revenue Code (Section 162(m)) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be “performance based” is exempt from this limitation. To be “performance based,” incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of “outside directors.” While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of Section 162(m) as “performance based.” It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 2006. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

      Following is a discussion of each of the principal components of the executive total compensation program.

Base Salary

      The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive’s base salary is reviewed individually each year. Salary adjustments are based on the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company’s financial position. Due to these factors, an executive’s base salary may be above or below the target point at any point in time.

Annual Incentive Compensation

      The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company’s performance.

      The amount of annual incentive compensation each participant is eligible to earn varies based on his potential contribution to the future performance of his subsidiary or the Company. The amount of such compensation actually earned by each participant is based on the actual financial performance of his subsidiary or the Company for the year compared to profit and growth target ranges which are set at the beginning of that year. Historical performance, current mission and strategy, and projected profit and growth capability are considered in setting the targets for each subsidiary and the Company.

Stock-Based Compensation

      Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired.

Compensation of the Chief Executive Officer

      The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

      In establishing the total compensation program for Mr. Powell, the Committee reviewed the pay levels for CEOs in similar companies in the manufacturing industry and assessed Mr. Powell’s compensation based upon the Committee’s review of his actual performance on the job as well as a consideration of the Company’s performance during the year, particularly focusing on the Company’s profit for the year.

      The Compensation Committee of the Board of Directors,

Joseph L. Becherer, Chairman
Robert C. Tranchon
Ronald J. Wolny

Performance Graph

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG POWELL INDUSTRIES, INC.,
INDUSTRIAL ELECTRICAL EQUIPMENT INDEX AND
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON NOV. 01, 2000

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING OCT. 31, 2005

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the

Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2005 fiscal year were in compliance.

PRINCIPAL ACCOUNTANTS

      PricewaterhouseCoopers LLP has served as the principal accountants for the Company for the fiscal year ending October 31, 2005. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the year ending September 30, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Prior to the appointment of PricewaterhouseCoopers LLP, Deloitte & Touche LLP served as the Company’s principal accountants. On May 7, 2004, the Audit Committee of the Board of Directors of the Company dismissed Deloitte & Touche as the Company’s independent public accountants based on the recommendation of the Company’s Board of Directors, and on the same date, the Audit Committee of the Board of Directors of the Company appointed PricewaterhouseCoopers LLP to serve as the Company’s Independent Registered Public Accounting Firm for the year ending October 31, 2004.

      Deloitte & Touche’s report on the Company’s financial statements for the fiscal year ended October 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended October 31, 2003, and the subsequent interim periods preceding the decision to change independent public accountants, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company’s consolidated financial statements for such years. There were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

      The Company filed a Current Report on Form 8-K on May 13, 2004 relating to these matters, and prior thereto, it provided Deloitte & Touche with a copy of such disclosure. A letter from Deloitte & Touche dated May 13, 2004 stating its agreement with such disclosure was filed as Exhibit 16.1 to such Form 8-K. In the fiscal year ended October 31, 2003, and the subsequent interim periods preceding the decision to change independent public accountants, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      For 2005 and 2004, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers

	2005		2004

Audit Fees	$1,223,512		$501,550
Audit-Related Fees	25,681	(1)	—
Tax Fees
Tax compliance services	65,500	(2)	94,750	(2)
Tax advisory services	98,000	(3)	66,500	(3)
All Other Fees	—		—
TOTAL	$1,412,693		$734,400

(1)	Audit-Related Fees relate to consultations on SEC filing requirements and foreign statutory filings.

(2)	Tax compliance services relate to the preparation and filing the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(3)	Tax advisory services relate to the preparation and filing of amended U.S. Corporate Income Tax Returns, cost segregation services and other tax consulting services with respect to matters involving tax authorities.
      The Audit Committee did not approve any of the services shown in the above four categories through the use of the “de minimis” exception permitted by SEC rules.
      The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.
OTHER MATTERS
      As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.
ANNUAL REPORT
      An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 2005 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

      Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2007 must be received at the office of the Secretary of the Company no later than October 19, 2006 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

      Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2007 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by December 31, 2006. If such notice is received after December 31, 2006, then the notice will be considered untimely, and the Company is not required to present such business at the 2007 Annual Meeting.

      All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board of Directors

/s/ THOMAS W. POWELL
Thomas W. Powell Chairman and Chief Executive Officer

Dated: February 15, 2006

PROXY
POWELL INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MARCH 31, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints Joseph L. Becherer and Eugene L. Butler, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m., Central Standard Time, on March 31, 2006 at any adjournment thereof, as follows:
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
POWELL INDUSTRIES, INC.
MARCH 31, 2006
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE ☐
1.	Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2009.

NOMINEES:
☐ FOR ALL NOMINEES	☐ JAMES F. CLARK
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ STEPHEN W. SEALE, JR.
☐ FOR ALL EXCEPT (See instructions below)	☐ ROBERT C. TRANCHON

Instructions:	To withhold authority to vote for an individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.
If properly executed, this voting instruction will be voted as directed above.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

, 2006

(Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing.)	Date